EXHIBIT 23.2

                               Daszkal Bolton LLP
                          Certified Public Accountants

                                                Michael I. Daszkal, C.P.A., P.A.
                                                Jeffrey A. Bolton, C.P.A., P.A.
                                                Timothy R. Devlin, C.P.A., P.A.
                                                Michael S. Kridel, C.P.A., P.A.
                                                Marjorie A. Horwin, C.P.A., P.A.
                                                Patrick D. Heyn, C.P.A., P.A.
                                                Gary R. McConnell, C.P.A., P.A.
                                                --------------------------------
                                                Colleen DeWoody Bracci, C.P.A.
                                                Arthur J. Hurley, C.P.A.


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2005, relating to the financial statements of Southern Sauce Company, Inc. for the periods ended December 31, 2004 and March 31, 2005, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Daszkal Bolton LLP

Daszkal Bolton, LLP
Boca Raton, Florida
October 13, 2005




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